UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 18, 2005

Navigant Consulting, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28830	36-4094854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 North Wabash, Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

(312) 573-5600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 18, the Company executed an amendment to its revolving credit agreement, increasing its line of credit from $150 million to $175 million, with the option to increase the line of credit amount up to $200 million over the term of the commitment. The credit facility is unsecured and expires in July 2008. In addition, National City Bank joined the existing bank group of LaSalle Bank, N.A., U.S. Bank, Harris Nesbitt Corp. and Fifth Third Bank.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Third Amendment to Credit Agreement.

SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: April 22, 2005	By:	/s/ Ben W. Perks
	Name:	Ben W. Perks
	Title:	Executive Vice President, and Chief Financial Officer